NEWS RELEASE

CONTACT: Jerry Sleve

Vice President - Administration

Phone: (607) 936-3758 ext. 223

Fax: (607) 936-2844

Date: February 20, 2014

FOR IMMEDIATE RELEASE

Corning Natural Gas Holding Increases Dividend

Corning, N.Y. (Thursday, February 20, 2014) - Corning Natural Gas Holding Corporation ("CNIG") Board of Directors has voted to increase the common stock dividend from $0.125/quarter ($0.50/year) to $0.135/quarter or $0.54/year.

Jerry Sleve, VP Administration stated, "This is the 5th year in a row Corning Natural Gas has increased its dividend since reinstituting the cash dividend in 2009. Shareholders of record on March 31, 2014 will receive the dividend on or about April 15, 2014

Corning Natural Gas Holding Corporation, incorporated in 2013, is a publicly traded company and the parent company of Corning Natural Gas Corporation. Corning Natural Gas (a New York State regulated utility company, established in 1904) and Corning Natural Gas Appliance Corporation are 100% owned subsidiary companies of the Holding Corporation. Leatherstocking Gas Company and Leatherstocking Pipeline Company are two 50% owned subsidiaries of the Holding Corporation.

Corning Natural Gas provides safe, reliable natural gas service to 15,000 residential, commercial and industrial customers in the Southern Tier and Central regions of New York State. Leatherstocking Gas Company provides natural gas utility service in Susquehanna, Pennsylvania. Learn more at www.corninggas.com

Safe Harbor Regarding Forward-Looking Statements

Some of the statements that we make in this press release, including statements about our confidence in the company's prospects and strategies are forward-looking statements within the meaning of section 21E of the Securities Exchange Act. Some of these forward-looking statements can be identified by words like "believe," "expect," "will," "should," "intend," "plan," or similar terms; others can be determined by context. Statements contained in this release that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting our best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing our actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on our forward-looking statements, which reflect our analysis only as of the date of this report. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission ( www.sec.gov ), including our annual report on Form 10-K, quarterly reports on Form 10-Q, and any current reports on Form 8-K, must be carefully considered by any investor or potential investor in Corning.

* * * * *